                                                                    EXHIBIT 10.1

                           STOCK PURCHASE AGREEMENT
                           ------------------------

          AGREEMENT made this 9th day of September, 1998 by and among JACK DAVIS, JOHN KOENIG and PAUL DERECKTOR, (collectively, "Sellers"), and LIGHTHOUSE LANDINGS, INC., a New Jersey corporation, having its principal place of business at 186 Highway 34, Suite 3, Matawan, New Jersey 07747 ("Purchaser").

          WHEREAS, Sellers are the owners of all of the issued and outstanding shares of capital stock of Fast Ferry Holding Corp., a New York corporation (the "Company");

          WHEREAS, the Company is the sole owner of all of the issued and outstanding shares of capital of Fast Ferry I Corp., a New York corporation ("Ferry I");

          WHEREAS, the Company is the sole owner of all of the issued and outstanding shares of capital stock of Fast Ferry II Corp., a New York corporation ("Ferry II");

          WHEREAS, the Company is the sole owner of all of the issued and outstanding shares of capital stock of New York Fast Ferry Services, Inc., a New York corporation ("Ferry Services"); and

          WHEREAS, in accordance with the terms and conditions of this Agreement, Sellers desire to sell such shares of the Company's Stock which will, on the Closing Date, be equal to 80% of the issued and outstanding shares of the Company's capital stock, and Purchaser desires to purchase said shares from Sellers;

          NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

                                   ARTICLE I
                               PURCHASE AND SALE
                               -----------------

          1.1  Purchase and Sale of Purchased Stock; Consideration.
               ---------------------------------------------------

          Subject to the terms and conditions of this Agreement, Sellers hereby agree to sell, transfer and convey One Hundred Twelve (112) of the Company's common stock, without par value (the "Purchased Stock") to Purchaser, and Purchaser hereby agrees to purchase the Purchased Stock from Sellers, at Closing. Purchaser shall pay to Sellers as consideration for the Purchased Stock the sum of $1,150,000 (the "Purchase Price") payable in the form of shares of common stock of Purchaser, $.01 par value (the "Consideration Stock"), to be allocated to the Sellers as set forth on Schedule 1.1 hereto. The aggregate
                                         ------------
number of Lighthouse Shares to be issued at Closing to the Sellers as the Purchase Price shall be determined by dividing the Purchase Price by the number resulting from the following formula (the "Valuation Formula"): the sum of the closing ask and bid prices for each of the ten (10) trading days prior to the Closing Date divided by twenty. For example: if the closing ask price was $4.00 and the closing bid price was $6.00 for each of the ten (10) previous trading days the number of shares to be issued would be 230,000

          (i.e. 230,000 = 1,150,000
                          ---------
                    (4x10+5x10/20))

          Notwithstanding the foregoing formula or anything to the contrary herein, the number of shares of Consideration Stock to be issued to Sellers pursuant to this Section 1.1 shall not be less than 300,000.

          The Consideration Stock shall carry with them the "piggy-back" registration rights described in the Registration Rights Agreement attached hereto as Exhibit A.
          ---------

          1.2  The Closing.
               -----------

          (a) The closing of the transactions contemplated hereby (the "Closing") shall take place at 10:00 a.m. five (5) business days immediately following the satisfaction or waiver of the parties' obligations and conditions under Sections 5.1 and 5.2 hereof, but in no event later than the thirtieth (30/th/) day following the date of this Agreement, unless mutually agreed to otherwise by the parties, at the offices of Purchaser's attorneys. The time and date of the Closing is referred to in this Agreement as the "Closing Date".

          (b) At the Closing, (i) Purchaser shall tender to Sellers the stock certificates representing the Consideration Stock; (ii) Sellers shall deliver to Purchaser the stock certificate or certificates representing the Purchased Stock, in each case with appropriate stock powers, separate from the certificates, duly executed; and (iii) each of the Sellers shall (subject to the Employment Agreement referred to in Section 4.16 hereof), resign as directors, officers and employees of the Company and its subsidiaries and from any and all other positions which they may hold in the Company and its subsidiaries, by each of them executing and delivering a letter of resignation.

          1.3  Stock Escrow Deposit.
               --------------------

          (a) Simultaneously with the execution of this Agreement, Purchaser shall deposit with Shanley & Fisher, P.C. (the "Escrow Agent") 20% of the Consideration Stock (the "Escrow Shares") to be held in escrow (the "Stock Escrow") by the Escrow Agent pursuant to the terms and conditions of an Escrow Agreement substantially in the form annexed hereto as Exhibit B (the "Stock
                                                      ---------

Escrow Agreement") as security for Sellers' indemnity obligations.

          (b) In the event Purchaser is entitled to indemnification under
Section 4.11(a) of this Agreement, Purchaser shall make a written demand to the Escrow Agent (a "Purchaser's Demand") and the Sellers in accordance with the notice provisions set forth in Section 6.9 of this Agreement. If Sellers object in writing within thirty (30) business days to Purchaser's Demand, the parties shall resolve the dispute by arbitration in accordance with the provisions of
Section 1.3(f). If the Sellers do not object to Purchaser's Demand within such 30-day period the Escrow Agent shall immediately release the demanded shares to Purchaser.

     (d) In the event that the Purchaser has a claim for indemnification for a Third Party Claim (as hereinafter defined in Section 4.11(c)) under Section 4.11(c) of this Agreement, the Purchaser shall, simultaneously with the notice regarding such Third Party Claim to the Sellers required under Section 4.11(c) of this Agreement or promptly thereafter notify the Escrow Agent in writing regarding such Third Party Claim in accordance with the notice provisions set forth in Section 6.9 of this Agreement (a "Noticed Third Party Claim"). While any Noticed Third Party Claim for indemnification is outstanding, the Escrow Agent shall reserve in the Escrow Account sufficient shares of the Escrow Shares to satisfy the Noticed Third Party Claim (the "Third Party Claim Reserve"). In the event the Noticed Third Party Claim is not liquidated as to amount, and Sellers and Purchaser cannot agree on the amount which the Escrow Agent shall reserve in the Escrow Account with respect to such Noticed Third Party Claim, either Sellers or Purchaser may within twenty (20) days of the date on which the Escrow Agent receives the Noticed Third Party Claim invoke arbitration in accordance with the provisions of Section 1.3(f) for determination of the amount to be reserved. The parties shall use all reasonable efforts to obtain an arbitration ruling as soon as possible, but in no event shall the Escrow Agent release any Escrowed Shares without the prior written consent of both parties until the amount of the Noticed Third Party Claim becomes liquidated in accordance with the above provisions.

     (e) Subject to the provisions of the next sentence, all Escrow Shares in the Escrow shall be immediately released by the Escrow Agent to the Sellers on the 24/th/ month anniversary of the Closing Date. Notwithstanding the provisions of the foregoing sentence, in the event that a Noticed Third Party Claim is outstanding under Section 4.11(c) as of any Escrow Release Date, the Escrow Agent shall not release to the Sellers the Third Party Claim Reserve provided, however, that the Third Party Claim Reserve shall be promptly released to the Sellers upon the resolution of the Noticed Third Party Claim under
Section 4.11(c). Any Escrow Shares in excess of the Third Party Claim Reserve shall be released on the 24/th/ month anniversary of the Closing Date.

          (f) Arbitration shall be held in New York, New York, by a panel of three arbitrators in accordance with the procedural rules of the American Arbitration Association and the substantive laws of the State of New York. The arbitrators shall base their decision with respect to the dispute on applicable law and judicial precedent and, unless both parties agree otherwise, shall include in such decision the findings of fact and conclusions of law upon which the award is based. Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

          1.4  Section 338(h)(10) Election; Filing of Returns; Refunds.
               -------------------------------------------------------

               (a) Sellers and Purchaser shall jointly make the election provided for by Section 338(h)(10) of the Internal Revenue Code of 1986, as amended ("Code") and Section 1.338(h)(10)-1 of the Treasury Regulations and any comparable election under state or local tax law (collectively, the "Election"). Purchaser and Sellers shall cooperate with each other to take all actions necessary and appropriate (including filing such forms, returns, elections, schedules and other documents as may be required to effect and preserve a timely Election in accordance with the provisions of Section 1.338(h)(10)-1 of the Treasury Regulations (or any comparable provisions of state or local tax law) or any successor provisions. Sellers and Purchaser shall report the purchase by Purchaser of the Purchased Stock pursuant to this Agreement consistent with the Election and shall take no position inconsistent therewith in any tax return, any proceeding before any taxing authority or otherwise.

               (b) In connection with the Election, Purchaser and Sellers shall in good faith (i) determine the "Modified Aggregate Deemed Sale Price" of the Company's assets (within the meaning of, and in accordance with, Section 1.338(h)(10)-l(f) of the Treasury Regulations) and (ii) determine the proper allocations (the "Allocations") of the "Modified Aggregate Deemed Sale Price" among the assets of the Company (in accordance with Section 338(b)(5) of the Code and the Treasury Regulations promulgated thereunder). Sellers and Purchaser shall (i) be bound by such determination and such allocation for purposes of determining any Taxes, (ii) prepare and file their Tax Returns on a basis consistent with such determination of the "Modified Aggregate Deemed Sale Price" and such Allocations and (iii) take no position inconsistent with such determination and Allocations on any applicable Tax Return, in any proceeding before any taxing authority or otherwise. In the event that any of the Allocations is disputed by any taxing authority, the party receiving notice of the dispute shall promptly notify the other party hereto concerning resolution of the dispute.

          (c) The Sellers shall timely prepare and file and deliver to the appropriate authorities or other persons all tax returns, reports and forms with respect to the Company required to be filed and delivered and shall pay all taxes (including interest and penalties thereon) due with respect to such tax returns, reports and forms for any taxable period ending on or before Closing Date. For any period not ending prior to or on the Closing Date, the Purchaser shall timely prepare and file with or deliver to the appropriate authorities or other persons all tax returns, reports and forms required to be filed or delivered and shall pay all taxes (including interest and penalties thereon) due with respect to such tax returns, reports and forms. The Purchaser and the Sellers agree that the final federal and state income tax return filed by the Sellers with respect to the Company shall be for the period ending as of the Closing Date, except as otherwise required under Section 338(h)(10) and that Sellers shall pay all taxes (including interest and penalties thereon) due with respect to such tax return, including any taxes occasioned by the election).

          (d) Any refunds or credits of taxes of the Company for any taxable period ending on or before the Closing Date shall be for the account of the Sellers. Any refunds or credit of taxes of the Company for any taxable period commencing on or after the Closing Date shall be for the account of the Company. Any refunds or credit of taxes of the Company for any period commencing prior to the Closing Date and not ending on or before the Closing Date shall be equitably apportioned between the Sellers and Purchaser. Any refund received by a party but to which the other party is entitled shall be paid over to such other party within thirty (30) business days after such receipt.

     1.5  City of New York Litigation. (a) Purchaser acknowledges that Ferry
          ---------------------------
Services is currently in litigation in New York State Supreme Court with the City of New York, Index

Number 122205/97 ("City of New York Litigation"). Purchaser agrees that it will cause Ferry Services to diligently pursue the City of New York Litigation and agrees to pay, or cause Ferry Services to pay, all fees and expenses ("Litigation Expenses") incurred in connection with the prosecution of the City of New York Litigation, provided that in no event will Purchaser, the Company, Ferry Services or any of its subsidiaries be liable for any Litigation Expenses (which shall include any Litigation Expenses incurred prior to the Closing Date) in excess of $600,000; provided, further, however, that any expenditures in
                       --------  -------  -------
excess of $250,000 shall require Purchaser's prior written consent, which consent will not be unreasonably withheld.

          (b) The Sellers shall have the right to continue and direct the City of New York Litigation at their sole discretion and shall be authorized on behalf of the Company, to make any and all decisions with respect to such litigation, including without limitation, decisions concerning strategy, settlement negotiations, choice of counsel and experts, except Major Decisions (as defined in the next sentence) which shall require the prior written consent of the Purchaser which will not be unreasonably withheld, conditioned or delayed. Major Decisions regarding the City of New York Litigation, shall include, but not be limited to, change of venue, settlement with and release of any party, change of counsel and joinder of new parties.

          (c) The net proceeds (after payment of all Litigation Expenses) payable to Ferry Services or the Sellers pursuant to any judgment award or settlement arising out of the City of New York Litigation shall be payable 50% to Ferry Services and 50% to the Sellers.


                                  ARTICLE II
                   REPRESENTATIONS AND WARRANTIES OF SELLER
                   ----------------------------------------

          Sellers, jointly and severally, represent and warrant to Purchaser, knowing and intending that the Purchaser is relying hereon in entering into the transactions contemplated hereby, as follows as of the date hereof:

          2.1  Binding Effect.  This Agreement is a valid and legally binding
               --------------
obligation of each of the Sellers, enforceable in accordance with its terms, subject to bankruptcy, fraudulent conveyance, insolvency, moratorium or similar laws affecting the rights of creditors generally or general equitable principles, and each agreement, document and instrument contemplated by this

Agreement to be executed and delivered by the Sellers, when executed and delivered by the Sellers in accordance with the provisions of this Agreement, will be duly executed and delivered by the Sellers and will be valid and legally binding obligations of Sellers, enforceable in accordance with their respective terms, subject to bankruptcy, fraudulent conveyance, insolvency, moratorium or similar laws affecting the rights of creditors generally or general equitable principles.

          2.2  Due Organization; Good Standing; Qualification. The Company and
               -----------------------------------------------
each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, and has all requisite corporate power and authority to carry on it Business as it is now being conducted and to own and operate the properties and assets now owned and operated by it. Sellers have delivered to Purchaser complete and correct copies of the organizational documents of the Company and each of its subsidiaries.
The Company and each of its subsidiaries is duly qualified to do business and in good standing in each jurisdiction where the conduct of its Business or the ownership or operation of its assets requires such qualification, all of which are listed on Schedule 2.2-1. Sellers have provided the Purchaser with all
              --------------
minute books, records of meetings and consents of the Boards of Directors and stockholders and all stock transfer ledgers of the Company and each of its subsidiaries, each of which is correct and complete in all material respects. The Company and each of the subsidiaries do not own any equity interest in any other entity except as set forth in Schedule 2.2-2.
                                    --------------

          2.3  Capitalization; Ownership of Stock. The authorized capital stock
               ----------------------------------
of the Company and its subsidiaries on the date hereof is set forth on Schedule
                                                                       --------
2.3 hereof.  All of the issued and outstanding shares of capital stock of the
---
Company and its subsidiaries, and the owners and amounts thereof, are also set forth on Schedule 2.3 hereof. There are no outstanding rights of subscriptions,
         ------------
warrants, calls, options, contracts or other similar agreements, issued or granted by the Company or any of its subsidiaries. All dividends and other distributions paid by the Company or any of its subsidiaries were duly and lawfully declared and paid in full and neither the Company or any of its subsidiaries has any unpaid note or other obligation with respect to any such dividend or other distribution. Neither the Company nor any subsidiary has guaranteed, assumed or otherwise become responsible for any liability or other obligation of the Company, its subsidiaries or any of their Affiliates.

          2.4  Title to Purchased Stock.
               ------------------------

          (a) As of the date hereof, Sellers have good, valid and marketable title to the Purchased Stock, all of which stock is free and clear of all liens, claims, options, charges, encumbrances, equities, proxies or voting or other agreements or transfer restrictions whatsoever. Upon the transfer and delivery of the Purchased Stock in accordance with this Agreement, Purchaser will acquire, good, valid and marketable title to all of the issued and outstanding shares of the Purchased Stock, free and clear of all liens, claims, options, charges, encumbrances, equities, proxies or voting or other agreements whatsoever.

          2.5  Absence of Default; Non-Contravention; No Liens
               -----------------------------------------------

          (a) Except as set forth in Schedule 2.5(a), and subject to obtaining
                                     ---------------
the Required Consents, neither the execution nor delivery of this Agreement or any other agreement, document or instrument to be executed and delivered by the Sellers pursuant hereto or in connection herewith, nor the fulfillment of nor the compliance with the terms and provisions hereof or thereof by the Sellers, nor the consummation by the Sellers of the transactions contemplated hereby or thereby, will (i) result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in a violation or termination of, or conflict with or give any third party the right to accelerate the performance provided by the terms of, (A) the Certificate of Incorporation or Bylaws of the Company, or (B) any contracts, agreements, equipment leases, warranties and commitments of either the Sellers, the Company or its subsidiaries (the "Contracts"), (ii) violate any provision of any law, rule, regulation, order, judgment or decree to which either the Sellers, the Company or any of its subsidiaries is subject or bound, or (iii) result in the creation or imposition of any lien, charge, restriction, security interest or encumbrance of any nature whatsoever on the Company or any of its subsidiaries;

          (b) All material Contracts are listed on Schedule 2.5(b) ("Material
                                                   ---------------
Contracts").  Except as set forth in Schedule 2.5(b), to Seller's knowledge, no
                                     ---------------
party to any Material Contract is in default thereunder or in breach of any provision thereof. There exists no condition or event which, after notice or lapse of time or both, would constitute a default by the Company, any of its subsidiaries or, to Sellers' knowledge, any other party to any Material Contract. Copies of all written Material Contracts listed or described in

Schedule 2.5(b) have been provided to Purchaser prior to the execution and
---------------
delivery of this Agreement. Access to all Contracts at the offices of the Company has been provided to Purchaser prior to the execution and delivery of this Agreement. Summaries of all oral Material Contracts are included in Schedule 2.5(b). Copies
                                                         ---------------
of all written Material Contracts entered into after the date hereof to and including the Closing Date shall be promptly provided to Purchaser after the execution thereof and access to all Contracts entered into after the date hereof to and including the Closing shall be promptly provided to Purchaser at the offices of the Company.

          2.6  Financial Statements.  Sellers have furnished to Purchaser true
               --------------------
and correct copies of internally prepared and unaudited balance sheets of the Company and its subsidiaries as of December 31, 1997 (the "Balance Sheet") and the related internally prepared and unaudited statements of income and retained earnings and statements of cash flow for the 12 month period ended on such date and any notes thereto which are attached hereto as Schedule 2.6 (the Balance
                                                   ------------
Sheet and financial statements for such period and any notes thereto being hereinafter referred to collectively as the "Financial Statements"). Each of the Financial Statements (a) is true and correct in all material respects and has been prepared from the books and records of the Company and its subsidiaries, (b) has been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis with prior periods covered thereby, (c) presents fairly the financial position of both the Company and its subsidiaries as at the respective dates and the results of both the Company's and its subsidiaries operations, including changes in retained earnings and changes in cash flow for such period in all respects. The books and records of both the Company and its subsidiaries have been kept, and will be kept to the Closing Date, in reasonable detail and in accordance with the same accounting principles heretofore used consistently applied and fairly and accurately reflect, and will fairly and accurately reflect to the Closing Date, all of the transactions of both the Company and its subsidiaries in all material respects, and are and will be complete and correct in all material respects.
All accounts receivable of the Company and its subsidiaries reflected on the Financial Statements, and those arising from the date hereof until the Closing Date, have arisen in the ordinary course of business and represent sales actually made to customers which are not subject to any allowances or adjustments. All such accounts receivables have been properly recorded in accordance with GAAP consistently applied and are fully collectible.

          2.7  Absence of Undisclosed Liabilities.  Except as and to the extent
               -----------------------------------
disclosed or accrued in the Balance Sheet or disclosed
in Schedule 2.7 hereto, there exist no material liabilities or obligations of
   ------------
any nature whatsoever known by the Sellers (whether absolute, contingent or otherwise, matured or unmatured, written or oral) with respect to either the Company or its subsidiaries. The Sellers do not know of any material claim or liability of any nature in any amount against either the Company or its subsidiaries which is not fully disclosed in the Balance Sheet or Schedule 2.7.
                                                                  ------------

          2.8  Properties.
               ----------

               (a) Schedule 2.8(a) hereto lists any and all real property and
                   ---------------
fixtures owned, leased, used or otherwise under the control of either the Company or its subsidiaries. Neither the Company or its subsidiaries has received any notice of violation of any applicable building, zoning or planning regulation, ordinance or other law, order, regulation or requirement relating to any real properties owned by the Company or its subsidiaries;

               (b) Schedule 2.8(b) hereto lists all personal property of the
                   ---------------
Company and its subsidiaries with a fair market value of $5,000 or more, together with model number, manufacturer, purchase price and depreciation. The Company or its subsidiaries has good and marketable title to all the tangible and intangible personal properties and assets which are used by it in the operation of their businesses, free and clear of all mortgages, pledges, liens, charges, restrictions, easements and other encumbrances (collectively, "Liens"), except for (i) such Liens which are described in Schedule 2.8(b)(i)
                                                 ------------------
(collectively, the "Permitted Liens") and (ii) such other Liens which are described in Schedule 2.8(b)(ii).
                     -----------

               (c) All of the items of personal property of the Company and its subsidiaries are in operating condition and suitable for the operation of the business of the Company or its subsidiaries, as the case may be, subject to ordinary wear and tear, are currently used or usable in the business of the Company and its subsidiaries as the case may be, and there is no defect or defects which would interfere with the continued use of such personal property in the conduct of the normal operations of the Company's and its subsidiaries as being conducted on the date hereof.

               (d) The properties set forth in Section 2.8 constitute all assets necessary for the Purchaser to conduct after the Closing Date the business of the Company and its subsidiaries as conducted on the date hereof.

          2.9  Intellectual Rights. Schedule 2.9 lists any and all trademarks,
               -------------------  ------------
trademark registrations and applications therefor, tradenames, service marks, logos and other identifying symbols, names or marks owned or licensed by either the Company or its subsidiaries, and all other intellectual property and privileges and other proprietary information owned or licensed by either the Company or its subsidiaries (excluding off-the-shelf and pre-packaged software) (collectively, the "Intellectual Rights"). Such Intellectual Rights are the only intellectual property rights necessary for the conduct of the business of the Company or its subsidiaries as now conducted. Except as set forth in
Schedule 2.9, all of the Intellectual Rights are owned exclusively by either the
------------
Company or its subsidiaries licensed to either the Company or its subsidiaries, free and clear of all Liens except Permitted Liens and either the Company or its subsidiaries has good and marketable title to or a valid license or right to use such Intellectual Rights. The Company and its subsidiaries have taken reasonable steps to protect all of the Intellectual Rights owned by the Company or its subsidiaries (collectively, the "Proprietary Intellectual Rights"). All such Proprietary Intellectual Rights are in good standing, are valid and enforceable and are free from default on the part of any party (subject to bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally and general equitable principles). Except as set forth in
Schedule 2.9, no proceedings are pending and no claim has been made or, to the
------------
knowledge of the Sellers, threatened, which challenges the rights of either the Company or its subsidiaries with respect to any of the Proprietary Intellectual Rights or the validity thereof. Except as set forth in Schedule 2.9, none of
                                                        ------------
the Proprietary Intellectual Rights infringe upon or otherwise violate the rights of others, are being infringed by others, or are subject to any outstanding order, decree, judgment or stipulation.

          2.10  Books and Records. Except as set forth in Schedule 2.10, all of
                -----------------                         -------------
the Company's and its subsidiaries accounts, minute books, stock record books, and other records (collectively, the "Books and Records") are complete, true and correct in all material respects. At the Closing, all of the Books and Records including copies of the tax sections and records of the Company and its subsidiaries will be in the possession of the Company or its subsidiaries, as applicable.

          2.11  Litigation. Except as set forth on Schedule 2.11, there are no
                ----------                         -------------
claims, actions, suits, proceedings or investigations pending or, to the knowledge of the Sellers, threatened against or affecting either the Company or its subsidiaries, at law or in equity, before or by any Federal, state, municipal or other court, governmental department, commission, board, agency or instrumentality, which (i) is not fully covered by the insurance policies referenced in Section 2.15 (except for applicable deductibles) or (ii) if adversely determined would reasonably be expected to result in damages to or an award against the Company or its subsidiaries in excess of $10,000 individually. Except as set forth on Schedule 2.11, there is
                                                       -------------
no order, writ, injunction or of any court or any federal, state, municipal or local agency or instrumentality affecting the Company or its subsidiaries or to which the Company or its subsidiaries is subject or bound, and to Sellers' knowledge, neither the Company nor its subsidiaries is in material default with respect to any order of any federal, state, municipal or other court, department, commission, board, agency or instrumentality relating to its business.

          2.12  Compliance with Laws. Except as set forth in Schedule 2.12, (i)
                --------------------                         -------------
the Company and its subsidiaries have complied in all material respects with all laws, ordinances, rules, regulations and directives of any and all Federal, state, county, city and other governments, governmental departments, bureaus, agencies and other bodies, and any and all public authorities whatsoever relating to the business and the operation of the Company and its subsidiaries; and (ii) neither the Company nor its subsidiaries has received any written notice that it is in violation of any law, ordinance, rule, regulation or directive pertaining or relating to the business or the operations of the Company or its subsidiaries, and neither the Company nor its subsidiaries is in violation of any such law, ordinance, rule, regulation, or directive. Each of the Company and its subsidiaries has duly made, and on the Closing Date will have duly made, all reports and filings pertaining to or affecting its business required to be made pursuant to applicable law, including, but not limited to, the United States Coast Guard, except where the failure to make any such report or filing would not have a material adverse effect on the Company and its business.

          2.13  Environmental Matters.
                ---------------------

                (a) Except as set forth on Schedule 2.13, there are no claims
                                           -------------
pending or, to Sellers' knowledge after due inquiry, threatened by any governmental agency against the Company or its subsidiaries, or any real properties leased or used by the Company or its subsidiaries, or their condition, or relating to the use or operation thereof by the Company or its subsidiaries, arising out of any Federal, state or local law, rule, regulation or directive pertaining to the environment, which (i) is not fully covered by the insurance policies referenced in Section 2.15 (except for applicable deductibles) or (ii) if adversely determined would reasonably be expected to result in damages to or an award against the Company or its subsidiaries in excess of $10,000 individually;

                 (b) Except as set forth on Schedule 2.13, to Sellers'
                                            -------------
knowledge, there are nowhere on any real property leased or used by or otherwise under the control of the Company or its subsidiaries any deposits, dumps, or tanks of toxic or other poisonous, dangerous or noxious waste, fluids, solvents, chemicals or effluent, all of which chemicals, fuels and fluids are properly and safely stored, identified, labeled and maintained in accordance with applicable standards and all government or other laws or regulations relating thereto. Neither the Company nor its subsidiaries discharges in connection with their respective business, whether by effluent, emission or other means, any noxious, toxic, hazardous or deleterious matter or gases. All discharges of waste material and other substances from the Company's or its subsidiaries' operating facilities are in compliance in all material respects with applicable law and covered by valid permits and licenses, where required except where the failure to so comply has not had and would not reasonably be expected to have a material adverse effect on the Company or its subsidiaries.

          2.14  Third Party and Governmental Consents; Permits.
                ----------------------------------------------

                (a) Except as set forth in Schedule 2.5(a) (the "Required
                                           ---------------
Consents"), no consent, authorization, approval, order, license, certificate or permit of or from, or registration, declaration or filing with, any governmental authority or any court or other tribunal or any other person, firm or entity, nor under any Material Contract, is required by or with respect to the Company or its subsidiaries in connection with the execution, delivery or performance of this Agreement or of any other agreement, document or instrument to be executed and delivered by the Company or its subsidiaries pursuant hereto or in connection herewith or the consummation of the transactions contemplated hereby;

                (b) Schedule 2.14(b) hereto lists all licenses, permits,
                    ----------------
franchises, approvals, certificates, authorizations and rights issued by any Federal, state, local or other government or governmental authority, including, but not limited to, the U.S.

Coast Guard, to the Company or its subsidiaries (collectively, the "Permits"). These are the only licenses, permits, franchises, approvals, certificates, authorizations and rights issued by any Federal, state or local government or otherwise which are necessary to operate businesses of the Company or its subsidiaries as now conducted and for the continuing operation of the businesses of the Company and its subsidiaries as now conducted. Except as set forth in
Schedule 2.14(b), no Permits (i) have failed to have been obtained by the
----------------
Company or its subsidiaries, (ii) have expired or lapsed or have otherwise become restricted by their terms, or (iii) are likely to be subject to suspension, revocation or cancellation as a result of any act or omission of Sellers (including, without limitation, the consummation of the transactions contemplated by this Agreement, except as set forth on Schedule 2.5(a)).
                                                       ---------------

     2.15 Insurance. Schedule 2.15 hereto lists each policy of insurance
          ---------  -------------
maintained by either the Company or its subsidiaries (including the cover page of each such policy) covering the Company and its subsidiaries. Sellers have provided to Purchaser information on premiums and the insured values of such policies and comparable information for all major medical, dental, life, disability, accidental death, and other employee welfare plans of the Company and its subsidiaries or applicable to employees of the Company or its subsidiaries. True and complete copies of all such policies have been provided to Purchaser.

     2.16 Transactions Since December 31, 1997. Except as contemplated by this
          ------------------------------------
Agreement or as set forth in Schedule 2.16 hereto, both the Company and its
                             -------------
subsidiaries have during the period from and after December 31, 1997 conducted their businesses only in the ordinary course and on a basis consistent with past practices, and since said date, except as set forth in Schedule 2.16:
                                                       -------------

          (a) there has not been any Material Adverse Change (as such term is defined below);

          (b) there has not been any damage, destruction or loss of property (whether or not covered by insurance) resulting or that could reasonably be expected to result in a Material Adverse Change;

          (c) neither the Company nor its subsidiaries has made any sale, assignment or transfer of, or additions to, or transactions involving, any of its tangible or intangible assets nor engaged in any transactions, other than in the ordinary course of business on a basis consistent with past practices;

          (d) there has not been any change in the relationship or course of dealings among each of the Company and its subsidiaries and their respective suppliers; and

          (e) neither the Company nor its subsidiaries has agreed, whether in writing or otherwise, to do or permit any of the foregoing.

     2.17 Securities Representations.
          --------------------------

          (a) Sellers acknowledge that there has been made available to Sellers the opportunity to obtain additional information to evaluate the merits and risks of an investment in the Consideration Stock. Sellers have had the opportunity to ask questions of, and has received satisfactory answers from, representatives of Purchaser concerning the business of Purchaser. No oral representations have been made or oral information furnished to Sellers or Sellers' advisors in connection with the Consideration Stock.

          (b) Sellers understand and acknowledge that (i) the shares of Consideration Stock have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws (collectively, the "Securities Laws"), (ii) that the Consideration Stock is being sold to the Sellers pursuant to exemptions from registration requirements under the Securities Laws, and (iii) that Purchaser is relying on Sellers' representations set forth in this Agreement in entering into this Agreement.

          (c) Sellers understand and acknowledge that no federal or state agency has recommended or endorsed the purchase of the Consideration Stock.

          (d) Sellers understand and acknowledge that there will be no public market for the Consideration Stock, that there will be restrictions on the transferability of the Consideration Stock and that Sellers will not be able to readily liquidate an investment in the Consideration Stock.

          (e) Sellers are acquiring the Consideration Stock solely for their own account, for investment, and not with a view to the distribution or resale thereof, and Sellers have no present intention, agreement, understanding or arrangement to sell, assign, transfer, hypothecate or otherwise dispose of all or any part of the Consideration Stock or any interest therein.

          (f) Sellers each meet the requirements of at least one of the suitability standards for an "accredited investor" set forth on the Accredited Investor Certification attached hereto as Exhibit C.
                                          ---------

          (g) Sellers, together with their financial advisors, have such knowledge and experience in financial, tax, business and investment matters so as to enable Sellers to utilize the information made available to Sellers concerning the Purchaser, evaluate the merits and risks of an investment in the Consideration Stock and to make an informed investment decision with respect to the Consideration Stock.

          (h) Sellers understand and acknowledge that Purchaser has only recently been organized, has only a short financial and operating history and that investment in the Purchaser involves significant risks.

     2.18 Tax Returns and Payments. The Company and its subsidiaries have duly
          ------------------------
and timely filed all Federal, state and local United States and foreign tax returns and reports required to be filed and have duly paid or properly accrued for the proper payment of all taxes, interest, penalties, assessments and other governmental charges upon it or its properties, assets, income, franchises, licenses or sales shown to be due on such tax returns and reports or claimed by any taxing authority or otherwise to be due in respect thereof. The amount shown as reserved for the payment of taxes on the Balance Sheet is sufficient for the payment of all such taxes of the Company and its subsidiaries in respect of the periods for which such reserve or reserves have been established. The Company and its subsidiaries have not elected to be taxed in accordance with the provisions of Subchapter S of Chapter I of Subtitle A of the Code. The Company and its subsidiaries have made all withholdings of tax required to be made under all applicable Federal, state and local tax regulations and such withholdings have either been paid to the respective governmental agencies or set aside in accounts for such purpose or accrued, reserved against and entered upon the books of the Company and its subsidiaries. The last year for which the Federal or state income tax or other taxes of the Company and its subsidiaries have been examined is stated in Schedule 2.18 hereto. The Company and its subsidiaries
                      -------------
have not executed any agreement extending the period for assessment or collection of any tax and no claim for assessment or collection of any tax has been asserted against them.

     2.19 Employment, Deferred Compensation or Similar Agreements; Collective
          -------------------------------------------------------------------
Bargaining Agreements; Employee Benefit Plans; Relationships.
------------------------------------------------------------

          (a) Except as set forth in Schedule 2.19(a) hereto, neither the
                                     ----------------
Company nor its subsidiaries is a party to any agreement or employment contract or deferred compensation or similar arrangement with any of its employees or former employees. There are no collective bargaining agreements covering any employees of the Company and its subsidiaries. Neither the Company nor its subsidiaries is affected by any present strike or other labor disturbance involving its employees nor, to the knowledge of the Sellers is any union attempting to represent, as collective bargaining agent, any person employed by the Company or its subsidiaries;

          (b) Except as set forth in Schedule 2.19(b) hereto, neither the
                                     ----------------
Company nor its subsidiaries sponsors or maintains nor is otherwise a party to or liable under, any plan, program, fund or material arrangement (whether or not qualified for Federal income tax purposes), whether benefiting a single individual or multiple individuals, and whether funded or not, that is an "employee pension benefit plan," or an "employee welfare benefit plan," as such terms are defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any material incentive or other benefit arrangement for its employees, their dependents and beneficiaries;

          (c) Except as set forth in Schedule 2.19(c) hereto, neither the
                                     ----------------
Company nor its subsidiaries has nor contributes to any multiemployer plan (as defined in Section 3(37) of ERISA), nor has the Company or its subsidiaries incurred any liability under Section 4201 of ERISA for any complete or partial withdrawal from any multiemployer plan and has not, to its knowledge, assumed any such liability by any prior owner of its business;

          (d) Each employee pension benefit plan maintained by the Company or its subsidiaries and listed on Schedule 2.19(b) complies in all material
                               ----------------
respects with the requirements of ERISA. No "reportable event" within the meaning of Section 403 of ERISA has occurred with respect to any such plan and neither the Company nor its subsidiaries has engaged in any "prohibited transaction" within the meaning of Section 406(a) or (b) of ERISA or of Section 4975(c) of the Code, with respect to any such plan; and no such plan has been terminated in accordance with the procedures set forth in Section 4041 or 4042 of ERISA;

          (e) No liability has been incurred by the Company or its subsidiaries for any tax imposed by Section 4975 of the Code with respect to any plan described in Schedule 2.19(b). The Company and its subsidiaries have, for all
             ----------------
periods ending on or prior to the date hereof, administered each employee pension benefit plan and each employee welfare benefit plan described in
Schedule 2.19(b) in all respects in compliance with the reporting, disclosure
----------------
and all other requirements applicable thereto under ERISA, the Code or any other applicable law;

          (f) During the period commencing January 1, 1997 to and including the date hereof, neither the Company nor its subsidiaries nor any shareholder, officer, employee or affiliate of either the Company or its subsidiaries ("Related Person") owns or has owned of record or beneficially an equity interest or any other financial or profit interest in any firm, corporation or any other entity or person which has had material business dealings or financial interests in any transaction with the Company or its subsidiaries, or is a customer or supplier of or is a potential customer, supplier or competitor of, the Company or its subsidiaries. No Related Person has any claim or right against the Company or its subsidiaries and no Related Person owns, directly or indirectly, in whole or in part, any inventions or other Intellectual Rights or interests therein which the Company or its subsidiaries has used, is presently using or the use of which is necessary in connection with the business of the Company or its subsidiaries or for the operation of the Company or its subsidiaries.

          (g) Schedule 2.19(g) sets forth a complete and accurate list of all
              ----------------
of the employees of the Company and its subsidiaries, each such person's title, salary, date of hire and date of last salary increase, if any. Schedule 2.19(g)
                                                               ----------------
also sets forth the current officers and directors of the Company and its subsidiaries.

     2.20 Bank Accounts. Schedule 2.20 lists the names and addresses of each
          -------------  -------------
bank and other financial institution in which the Company or its subsidiaries maintains an account, lock box or safe deposit box, and the account numbers and names of persons having signing authority access thereto. Neither the Company nor any of its subsidiaries has granted any power of attorney or similar power to act on its behalf to any other person or entity.

     2.21 Disclosure. No representation or warranty of the Sellers contained in
          ----------
this Agreement or any other agreement, document or instrument to be executed and delivered by the Sellers pursuant hereto or in connection herewith is untrue in any material respect or omits a material fact necessary to make the statements herein or therein, and in light of the circumstances under which such statements were made, is not materially misleading.

                                  ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF PURCHASER
                  -------------------------------------------

     Purchaser hereby represents and warrants to the Sellers, knowing and intending that the Sellers are relying hereon in entering into the transactions contemplated hereby, as follows as of the date hereof:

     3.1  Due Organization; Good Standing.
          -------------------------------

          (a) Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey and has the corporate power and authority to carry on its business as now conducted, to own and operate the properties and assets now owned and operated by it and to enter into and perform this Agreement.

     3.2  Corporate Authorization; Binding Effect.
          ---------------------------------------

          (a) The execution, delivery and performance of this Agreement by the Purchaser, and the payments, issuances of Consideration Stock, deliveries and other agreements to be executed and/or delivered by the Purchaser pursuant hereto or in connection herewith, have been duly authorized by the Board of Directors of Purchaser, and other than shareholder approval, if deemed required by the Purchaser, no other corporate proceedings and no further corporate action is necessary on the part of Purchaser to make this Agreement, any other agreement, document, certificate or instrument to be executed by Purchaser pursuant hereto or in connection herewith or the consummation of the transactions contemplated hereby authorized, legal, valid and binding upon Purchaser in accordance with their respective terms. No consent or approval of any other person to the consummation of any of the transactions contemplated hereby by Purchaser is required;

          (b) This Agreement is a valid and legally binding obligation of Purchaser, enforceable in accordance with its terms, subject to bankruptcy, fraudulent conveyance, insolvency, moratorium or similar laws affecting the rights of creditors generally or general equitable principles, and each agreement, document, certificate and instrument contemplated by this Agreement, when executed and delivered by Purchaser in accordance with the provisions of this Agreement, will be duly authorized, executed and delivered by Purchaser and will be a valid and legally binding obligation of Purchaser, enforceable in accordance with its respective terms, subject to bankruptcy, fraudulent conveyance, insolvency, moratorium or similar laws affecting the rights of creditors generally or general equitable principles.

     3.3  No Breach. Neither the execution nor delivery of this Agreement or any
          ---------
other agreement, document or instrument to be executed and delivered by the Purchaser pursuant hereto or in connection herewith, nor the fulfillment of nor the compliance with the terms and provisions hereof or thereof by the Purchaser, nor the consummation by the Purchaser of the transactions contemplated hereby or thereby, will (i) result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in a violation or termination of, or conflict with or give any third party the right to accelerate the performance provided by the terms of, (A) the Certificate of Incorporation or By-Laws of the Purchaser, or (B) any contract or agreement to which either of the Purchaser is a party and by which it is bound, except where the violation, conflict, breach, default, acceleration, termination would not have a material adverse effect on the ability of the parties to consummate the transactions contemplated by this Agreement, or (ii) to the knowledge of the Purchaser, violate any provision of any law, rule, regulation, order, judgment or decree applicable to Purchaser;

     3.4  Litigation. Except as set forth on Schedule 3.4, there are no claims,
          ----------                         ------------
actions, suits, proceedings or investigations pending or, to the knowledge of the Purchaser, threatened against or affecting the Purchaser, at law or in equity, before or by any Federal, state, municipal or other court, governmental department, commission, board, agency or instrumentality, which (i) is not fully covered by the Purchase's existing insurance policies (except for applicable deductibles) or (ii) if adversely determined would reasonably be expected to result in damages to or an award against the Purchaser or its subsidiaries in excess of $10,000 individually. Except as set forth on Schedule 3.4,
                                                       ------------
there is no order, writ, injunction or decree of any court or any federal, state, municipal or local agency or instrumentality affecting the Purchaser or to which the Purchaser is subject or bound, and to Purchaser knowledge, the Purchaser is in material default with respect to any order of any federal, state, municipal or other court, department, commission, board, agency or instrumentality relating to its business.

     3.5  Citizenship. The Purchaser is a corporation eligible to document a
          -----------
vessel under the requirements of 46 U.S.C. Chapter 121-Documentation of Vessels.

     3.6  Capitalization; Ownership of Stock. The authorized capital stock of
          ----------------------------------
the Purchaser on the date hereof is set forth on Schedule 3.6 hereof. All of the
                                                 ------------
issued and outstanding shares of capital stock of the Purchaser, and the owners and amounts thereof, are also set forth on Schedule 3.6 hereof. There are no outstanding rights of subscriptions, warrants, calls, options, contracts or other similar agreements, issued or granted by the Purchaser or any of its subsidiaries except as set forth on Schedule 3.6. All dividends and other
                                    ------------
distributions paid by the Purchaser or any of its subsidiaries were duly and lawfully declared and paid in full and the Purchaser has no unpaid note or other obligation with respect to any such dividend or other distribution. The Purchaser has not guaranteed, assumed or otherwise become responsible for any liability or other obligation of its subsidiaries or any of its Affiliates except as set forth on Schedule 3.6 hereof.
                       ------------

     3.7  Title to Consideration Stock.
          ----------------------------

          Upon the transfer and delivery of the Consideration Stock in accordance with this Agreement, Sellers will acquire, good, valid and marketable title, subject to federal and state securities laws, to the Consideration Stock, free and clear of all liens, claims, options, charges, encumbrances, equities, proxies or voting or other agreements whatsoever.

     3.8  Absence of Default; Non-Contravention; No Liens
          -----------------------------------------------

          Except as set forth in Schedule 3.8, neither the execution nor
                                 ------------
delivery of this Agreement or any other agreement, document or instrument to be executed and delivered by the Purchaser pursuant hereto or in connection herewith, nor the fulfillment of nor the compliance with the terms and provisions hereof or thereof by the Purchaser, nor the consummation by the Purchaser of the transactions contemplated hereby or thereby, will (i) result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in a violation or termination of, or conflict with or give any third party the right to accelerate the performance provided by the terms of, (A) the Certificate of Incorporation or Bylaws of the Purchaser, or (B) any contracts, agreements, equipment leases, warranties and commitments of the Purchaser (the "Purchaser Contracts"), (ii) violate any provision of any law, rule, regulation, order, judgment or decree to which either the Purchaser is subject or bound, or (iii) result in the creation or imposition of any lien, charge, restriction, security interest or encumbrance of any nature whatsoever on the Purchaser.

     3.9  Financial Statements. Purchaser has furnished to Sellers true and
          --------------------
correct copies of internally prepared and unaudited balance sheets of the Purchaser and its subsidiaries as of December 31, 1997 (the "Purchaser Balance Sheet") and the related internally prepared and unaudited statements of income and retained earnings and statements of cash flow for the 12 month period ended on such date and any notes thereto (the Purchaser Balance Sheet and financial statements for such period and any notes thereto being hereinafter referred to collectively as the "Purchaser Financial Statements"). Each of the Purchaser Financial Statements (a) is true and correct in all material respects and has been prepared from the books and records of the Purchaser, (b) has been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis with prior periods covered thereby, (c) presents fairly the financial position of the Purchaser as at the respective dates and the results of the Purchaser operations, including changes in retained earnings and changes in cash flow for such period in all respects. The books and records of the Purchaser have been kept, and will be kept to the Closing Date, in reasonable detail and in accordance with the same accounting principles heretofore used consistently applied and fairly and accurately reflect, and will fairly and accurately reflect to the Closing Date, all of the transactions of both the Purchaser in all material respects, and are and will be complete and correct in all material respects. All accounts receivable of the Purchaser reflected on the Purchaser Financial Statements, and those arising from the date hereof until the Closing Date, have arisen in the ordinary course of business and represent sales actually made to customers which are not subject to any allowances or adjustments. All such accounts receivables have been properly recorded in accordance with GAAP consistently applied and are fully collectible.

     3.10 Absence of Undisclosed Liabilities. Except as and to the extent
          ----------------------------------
disclosed or accrued in the Purchaser Balance Sheet or
disclosed in Schedule 3.10 hereto, there exist no material liabilities or
             -------------
obligations of any nature whatsoever known by the Purchaser (whether absolute, contingent or otherwise, matured or unmatured, written or oral) with respect to the Purchaser. The Purchaser does not know of any material claim or liability of any nature in any amount against the Purchaser which is not fully disclosed in the Purchaser Balance Sheet or Schedule 3.10.
                               -------------

     3.11 Books and Records. Except as set forth in Schedule 3.11, all of the
          -----------------                         -------------
Purchaser's and its subsidiaries accounts, minute books, stock record books, and other records (collectively, the "Purchaser Books and Records") are complete, true and correct in all material respects. At the Closing, all of the Purchaser Books and Records will be in the possession of the Purchaser.

     3.12 Compliance with Laws. Except as set forth in Schedule 3.12, (i) the
          --------------------                         -------------
Purchaser has complied in all material respects with all laws, ordinances, rules, regulations and directives of any and all Federal, state, county, city and other governments, governmental departments, bureaus, agencies and other bodies, and any and all public authorities whatsoever relating to the business and the operation of the Purchaser; and (ii) the Purchaser has not received any written notice that it is in violation of any law, ordinance, rule, regulation or directive pertaining or relating to the business or the operations of the Purchaser, and the Purchaser is not in violation of any such law, ordinance, rule, regulation, or directive. The Purchaser has duly made, and on the Closing Date will have duly made, all reports and filings pertaining to or affecting its business required to be made pursuant to applicable law, except where the failure to make such reports would not reasonably be expected to have a material adverse effect on the Purchaser.

     3.13 Transactions Since December 31, 1997. Except as contemplated by this
          ------------------------------------
Agreement or as set forth in Schedule 3.13 hereto, both the Purchaser have
                             -------------
during the period from and after December 31, 1997 conducted their businesses only in the ordinary course and on a basis consistent with past practices, and since said date, except as set forth in Schedule 3.13:
                                        -------------

          (a) there has not been any Material Adverse Change (as such term is defined below);

          (b) there has not been any damage, destruction or loss of property (whether or not covered by insurance) resulting or that could reasonably be expected to result in a Material Adverse Change;

          (c) the Purchaser has not made any sale, assignment or transfer of, or additions to, or transactions involving, any of its tangible or intangible assets nor engaged in any transactions, other than in the ordinary course of business on a basis consistent with past practices;

          (d) there has not been any change in the relationship or course of dealings among the Purchaser and its respective suppliers; and

          (e) The Purchaser has not agreed, whether in writing or otherwise, to do or permit any of the foregoing.

     3.14 Securities Representations.
          --------------------------

          (a) Purchaser acknowledges that that there has been made available to Purchaser the opportunity to obtain additional information to evaluate the merits and risks of an investment in the Purchased Shares. Purchaser has had the opportunity to ask questions of, and has received satisfactory answers from, Sellers concerning the business of the Company and its Subsidiaries. No oral representations have been made or oral information furnished to Purchaser's advisors in connection with the Purchased Shares.

          (b) Purchaser understands and acknowledges that (i) the Purchased Shares have not been registered under the Securities Laws, (ii) that the Purchased Shares are being sold to the Purchaser pursuant to exemptions from registration requirements under the Securities Laws, and (iii) that Sellers are relying on the Purchaser's representations set forth in this Agreement in entering into this Agreement.

          (c) Purchaser understands and acknowledges that no federal or state agency has recommended or endorsed the purchase of the Purchased Shares.

          (d) Purchaser understands and acknowledges that there will be no public market for the Purchased Shares, that there will be restrictions on the transferability of the Purchased Shares and that Sellers will not be able to readily liquidate an investment in the Purchased Shares.

          (e) Purchaser is acquiring the Purchased Shares solely for its own account, for investment, and not with a view to the distribution or resale thereof, and Purchaser has no present intention, agreement, understanding or arrangement to sell, assign, transfer, hypothecate or otherwise dispose of all or any part of the Purchased Shares or any interest therein.

          (f) Purchaser, together with its financial advisors, have such knowledge and experience in financial, tax, business and investment matters so as to enable Purchaser to utilize the information made available to Purchaser concerning the Company, evaluate the merits and risks of an investment in the Purchased Shares and to make an informed investment decision with respect to the Purchased Shares.

          (g) Purchaser understands and acknowledges that the Company has only recently been organized, has only a short financial and operating history and that investment in the Company involves significant risks.

     3.15 Tax Returns and Payments. The Purchaser has duly and timely filed all
          ------------------------
Federal, state and local United States and foreign tax returns and reports required to be filed and have duly paid or properly accrued for the proper payment of all taxes, interest, penalties, assessments and other governmental charges upon it or its properties, assets, income, franchises, licenses or sales shown to be due on such tax returns and reports or claimed by any taxing authority or otherwise to be due in respect thereof. The amount shown as reserved for the payment of taxes on the Purchaser Balance Sheet is sufficient for the payment of all such taxes of the Purchaser in respect of the periods for which such reserve or reserves have been established. The Purchaser has not elected to be taxed in accordance with the provisions of Subchapter S of Chapter I of Subtitle A of the Code. The Purchaser has made all withholdings of tax required to be made under all applicable Federal, state and local tax regulations and such withholdings have either been paid to the respective governmental agencies or set aside in accounts for such purpose or accrued, reserved against and entered upon the books of the Purchaser. The last year for which the Federal or state income tax or other taxes of the Purchaser has been examined is stated in Schedule 3.15 hereto. The Purchaser has not executed any
                      -------------
agreement extending the period for assessment or collection of any tax and no claim for assessment or collection of any tax has been asserted against them.

     3.16 Employment, Deferred Compensation or Similar Agreements; Collective
          -------------------------------------------------------------------
Bargaining Agreements; Employee Benefit Plans; Relationships.
------------------------------------------------------------

          (a) Except as set forth in Schedule 3.16(a) hereto, the Purchaser is
                                     ----------------
not a party to any agreement or employment contract or deferred compensation or similar arrangement with any of its employees or former employees. There are no collective bargaining agreements covering any employees of the Purchaser. The Purchaser is not affected by any present strike or other labor disturbance involving its employees nor, to the knowledge of the Purchaser is any union attempting to represent, as collective bargaining agent, any person employed by the Purchaser;

          (b) Except as set forth in Schedule 3.16(b) hereto, the Purchaser does
                                     ----------------
not sponsor or maintain nor is otherwise a party to or liable under, any plan, program, fund or material arrangement (whether or not qualified for Federal income tax purposes), whether benefiting a single individual or multiple individuals, and whether funded or not, that is an "employee pension benefit plan," or an "employee welfare benefit plan," as such terms are defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any material incentive or other benefit arrangement for its employees, their dependents and beneficiaries;

          (c) Except as set forth in Schedule 3.16(c) hereto, the Purchaser does
                                     ----------------
not have nor contributes to any multiemployer plan (as defined in Section 3(37) of ERISA), nor has the Purchaser incurred any liability under Section 4201 of ERISA for any complete or partial withdrawal from any multiemployer plan and has not, to its knowledge, assumed any such liability by any prior owner of its business;

          (d) Each employee pension benefit plan maintained by the Purchaser and listed on Schedule 3.16(b) complies in all material respects with the
          ----------------
requirements of ERISA. No "reportable event" within the meaning of Section 403 of ERISA has occurred with respect to any such plan and the Purchaser has not engaged in any "prohibited transaction" within the meaning of Section 406(a) or
(b) of ERISA or of Section 4975(c) of the Code, with respect to any such plan; and no such plan has been terminated in accordance with the procedures set forth in Section 4041 or 4042 of ERISA;

          (e) No liability has been incurred by the Purchaser for any tax imposed by Section 4975 of the Code with respect to any plan described in
Schedule 3.16(b).  The Purchaser has, for all periods ending on or prior to the
----------------
date hereof, administered each employee pension benefit plan and each employee welfare benefit plan described in Schedule 3.16(b) in all respects in
                                  ----------------
compliance with the reporting, disclosure and all other requirements applicable thereto under ERISA, the Code or any other applicable law;

          (f) During the period commencing January 1, 1997 to and including the date hereof, neither the Purchaser nor any Related Person owns or has owned of record or beneficially an equity interest or any other financial or profit interest in any firm, corporation or any other entity or person which has had material business dealings or financial interests in any transaction with the Purchaser, or is a customer or supplier of or is a potential customer, supplier or competitor of, the Purchaser. No Related Person has any claim or right against the Purchaser and no Related Person owns, directly or indirectly, in whole or in part, any inventions or other Intellectual Rights or interests therein which the Purchaser has used, is presently using or the use of which is necessary in connection with the business of the Purchaser or for the operation of the Company Purchaser.

     3.17 Disclosure. No representation or warranty of the Sellers contained in
          ----------
this Agreement or any other agreement, document or instrument to be executed and delivered by the Purchaser pursuant hereto or in connection herewith is untrue in any material respect or omits a material fact necessary to make the statements herein or therein, and in light of the circumstances under which such statements were made, is not materially misleading.

                                  ARTICLE IV
                        COVENANTS AND OTHER AGREEMENTS
                        ------------------------------

     4.1  General. Each of the parties will use its reasonable efforts to take
          -------
all action and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement.

     4.2  Notices and Consents. Each of the parties hereto will give such
          --------------------
notices to, make such filings with, and use its reasonable efforts and cooperate with each other to obtain such consent, authorization or approval of, or any exemption by, any governmental authority or agency, or other third party, required to be obtained or made in connection with the transactions contemplated hereby.

     4.3  Risk of Loss; Casualty. Until the Closing Date, the risk of loss or
          ----------------------
damage to any of the Company's and its
subsidiaries assets by fire or other casualty or any cause whatsoever shall be upon Sellers, and Purchaser shall bear such risk thereafter. If any of the material assets of the Company or its subsidiaries are damaged prior to the Closing, Sellers shall cause such entity to notify Purchaser in writing thereof with complete details of the nature and extent thereof as soon as such details are available after the occurrence of such damage, and Purchaser shall have an opportunity to review the extent of such damage. In the event that the parties determine that the cost of repairing such can reasonably be expected not to exceed $100,000, then within five (5) business days after receipt of such notice from the Sellers, Purchaser may either (i) by written notice to Sellers extend the Closing Date hereunder by a period of 45 days (or such lesser or greater period as the parties may determine by mutual agreement) and cause Sellers to have those repaired prior to Closing, and upon completion of such repair to Purchaser's reasonable satisfaction Purchaser shall promptly proceed to close; or (ii) by notice to Sellers elect to close without adjustment to the Purchase Price. In the event Purchaser elects to cause Sellers to cause the Company or its subsidiaries to repair the damaged property and either (i) repairs or replacement of such damage are not fully covered by insurance or (ii) such repairs cannot reasonably be completed within the forty-five day period set forth above, Purchaser shall have the option to terminate this Agreement in accordance with the provisions of Section 4.14 hereof.

     In the event that the parties determine that the cost of repairing such damage can reasonably be expected to exceed $100,000 ("Major Damage"), then, either party may terminate this Agreement by written notice to the other party if such notice to terminate is given in accordance with the notice provisions of this Agreement within ten (10) business days after all details relating to such damage have been made available to such party although the parties may mutually agree to extend such time period in writing if additional time is required to assess such damage.

     4.4  Covenants of the Sellers. During the period commencing on the date
          ------------------------
hereof and continuing until the Closing, the Sellers covenant and agree (except to the extent that Purchaser shall otherwise expressly consent in writing, which consent shall not be unreasonably withheld) that:

          (a) Sellers will cause the Company and its subsidiaries to operate only in the ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent and necessary with such operation of the Company and its subsidiaries, use all reasonable efforts to (i) preserve intact the present operations of their businesses, (ii) maintain the businesses of the Company and its subsidiaries and their assets in the same condition and repair in all material respects as they are on the date hereof, (iii) keep available the services of the present employees of the Company and its subsidiaries, and (iv) preserve the relationships of the Company and its subsidiaries with customers, suppliers and others having business dealings with them so that the goodwill and going business of the Company and its subsidiaries shall be unimpaired on the Closing Date in all material respects as compared to the state thereof on the date hereof. Sellers (i) will not allow the Company or its subsidiaries to cancel any of the current insurance policies or any of the coverage thereunder maintained by it for the protection of their business or assets, and (ii) shall use their reasonable efforts to protect and maintain the registration of any and all Intellectual Rights which are registered as of the date hereof.

          (b) Sellers will cause the Company of its subsidiaries to comply promptly in all material respects with all requirements of federal, state, local or other law with respect to the transactions contemplated hereby and will cooperate with and furnish information to Purchaser in connection with any such requirements imposed upon Purchaser in connection with the transactions contemplated hereby;

          (c) Except as set forth on Schedule 4.4(c), Sellers will not allow the
                                     ---------------
Company or its subsidiaries to lease, mortgage, pledge or encumber in any way whatsoever any of their assets;

          (d) Sellers will not sell, assign, transfer or otherwise dispose of anything belonging to the Company or its subsidiaries, except in the ordinary course of business; provided that it will not, without the prior written consent of the Purchaser, dispose of any asset with a current market value of $5,000 or more;

          (e) Except as set forth on Schedule 4.4(e), Sellers will not allow the
                                     ---------------
Company or its subsidiaries to terminate or amend any other Contract or Permit except in the ordinary course of business;

          (f) Sellers will promptly advise Purchaser in writing of the occurrence since the date of this Agreement of any

Material Adverse Change or to Sellers' knowledge, any event or circumstance which could reasonably be expected to result in a Material Adverse Change;

          (g) Except for the Bareboat Charter Party dated March 23, 1998, and the Bareboat Charter Party dated as of March 10, 1998, Sellers will not allow the Company or its subsidiaries to enter into any oral or written consent, lease, agreement, commitment, understanding or instrument pursuant to which the aggregate financial obligation of the Company of its subsidiaries subsequent to the Closing Date under any such consent, lease, agreement, commitment, understanding or instrument may exceed $5,000, and which is not terminable by the Company or its subsidiaries subsequent to the Closing Date without penalty upon thirty (30) days' notice or less.

     4.5  Covenants of the Purchaser. During the period commencing on the date
          --------------------------
hereof and continuing until the Closing, the Purchaser covenants and agrees that Purchaser will comply promptly with all requirements of federal, state, local or other law with respect to the transactions contemplated hereby and will cooperate with and furnish information to Sellers in connection with any such requirements imposed upon Sellers in connection with the transactions contemplated hereby.

     4.6  Notice of Developments.
          -----------------------

          (a) All of the Sellers' representations and warranties will be accurate and compete in all material respects at the time this document is executed. However, notwithstanding the foregoing, the Sellers shall at any time from the date of this Agreement through the Closing notify the Purchaser (including pursuant to the officer's certificate referred to in Section 5.1(d)) if it becomes aware of any fact or condition that causes or constitutes a breach of any of Sellers' representations and warranties as of the date of this Agreement or of any development causing a breach of any of its representations and warranties. If such fact, condition or development does not cause a failure of the condition set forth in Section 5.1(b) or if such condition does cause a failure of the condition set forth in Section 5.1(b) but is waived by Purchaser with respect to such fact, condition or development, in writing, the written notice pursuant to this Section 4.6 will be deemed to have amended the disclosure Schedules to this Agreement, to have qualified the representations and warranties contained in this Agreement, and to have cured any misrepresentation or breach of warranty that otherwise might have existed hereunder by reason of the fact, condition or development. In all other cases, such fact, condition or development shall be deemed to have caused a failure of the condition set forth in Section 5.1(b).

          (b) All of the Purchaser's representations and warranties will be accurate and compete in all material respects at the time this document is executed. However, notwithstanding the foregoing, the Purchasers shall at any time from the date of this Agreement through the Closing notify the Purchasers (including pursuant to the officer's certificate referred to in Section 5.2(d)) if it becomes aware of any fact or condition that causes or constitutes a breach of any of Purchaser's representations and warranties as of the date of this Agreement or of any development causing a breach of any of its representations and warranties. If such fact, condition or development does not cause a failure of the condition set forth in Section 5.2(b) or if such condition does cause a failure of the condition set forth in Section 5.2(b) but is waived by Purchaser with respect to such fact, condition or development, in writing, the written notice pursuant to this Section 4.6 will be deemed to have amended the disclosure Schedules to this Agreement, to have qualified the representations and warranties contained in this Agreement, and to have cured any misrepresentation or breach of warranty that otherwise might have existed hereunder by reason of the fact, condition or development. In all other cases, such fact, condition or development shall be deemed to have caused a failure of the condition set forth in Section 5.2(b).

     4.7  Access to Property and Records. At all times prior to the Closing,
          ------------------------------
Sellers shall cause the Company and its subsidiaries to afford the officers and authorized representatives of Purchaser full access to the personnel, offices, properties, business, books, records and other information of the Company and its subsidiaries at Purchaser's sole cost and expense, as Purchaser shall reasonably request during business hours and upon reasonable notice and in a manner so as not to interfere with the normal business operations of the Company or its subsidiaries, and, to the extent available, shall cause the Company and its subsidiaries to furnish or provide access to Purchaser or such authorized representatives at Purchaser's sole cost and expense, such financial, technical and operating data and information as shall be reasonably requested, including all such information and data as shall be necessary in order to enable Purchaser or its representatives to investigate the business and the operations of its subsidiaries and the Company. In furtherance of the foregoing, Sellers agrees that upon the reasonable request and upon reasonable notice and at Purchaser's sole cost and expense, Purchaser may place employees or representatives in the facilities and offices of the Company or its subsidiaries during reasonable business hours to observe the conduct of their businesses and to permit such employees or representatives reasonable access to the facilities, offices and management personnel of the Company and its subsidiaries in connection with their operations during reasonable business hours; provided that the Company and its subsidiaries may place and all such employees or representatives of Purchaser under the strict supervision of the Company and its subsidiaries and any such review shall be conducted by the Purchaser and its employees or representatives in a manner so as not to interfere with the normal business operations of the Company and its subsidiaries. The Purchaser and its employees and representatives will treat and hold any information it receives from any of employees or representatives in the course of the reviews contemplated by this
Section 4.7 as "Confidential Information", as such term is defined in the Letter of Intent dated February 11, 1998 and will not use any of such Information except in connection with this Agreement or as provided in the Letter of Intent.

          4.8  Material Events.  At all times prior to the Closing, each party
               ---------------
shall promptly notify the other party in writing if such party becomes aware of the occurrence of any material event which will result in the failure to satisfy the conditions specified in Section 5.1 or Section 5.2 hereof.

          4.9  Brokers. Each party hereto represents and warrants to the other
               -------
party hereto that neither it nor any agent affiliated with it has employed any broker or finder in connection with this Agreement or the transactions contemplated hereby, and agrees to indemnify and hold the other harmless from any and all liabilities (including, without limitation, reasonable counsel fees and disbursements paid and incurred in connection with such liabilities) as to brokers, finders and similar fees in connection with this Agreement and the transactions contemplated hereby insofar as such claims are based on arrangements or agreements or actions alleged to have been made on behalf of such party. This indemnification obligation shall survive the Closing.

          4.10 Public Announcements. Neither Sellers nor Purchaser shall issue
               --------------------
or permit any of their respective officers, directors or employees to issue any press release, public announcement or other information with respect to this Agreement or the transactions contemplated hereby, without the express prior consent of the other party, except as may be required by applicable securities or other laws.

          4.11  Indemnification.
                ---------------

          (a) The Sellers hereby jointly and severally agree to indemnify and hold Purchaser, its officers, directors and shareholders harmless from and against any and all liabilities, losses, damages, costs or expenses (including, without limitation, reasonable attorneys' and accountants' fees and expenses, court costs and all other out-of-pocket expenses) (collectively "Obligations") arising out of (i) the breach of any warranty or the inaccuracy of any representation by the Sellers contained in this Agreement or in any Exhibit or Schedule hereto or in any agreement, instrument, certificate or other document executed by or on behalf of Sellers and delivered at Closing, and (ii) any failure by the Sellers perform any of the covenants, agreements or obligations under this Agreement or any other agreement or instrument executed and delivered by or on behalf of the Sellers pursuant hereto or in connection herewith, provided, however, that in no event shall the Sellers have any liability with
--------  -------
respect to any matters described in this Section 4.11(a) in the aggregate in excess of the Escrow Shares; or until the aggregate amount of such liabilities exceeds $100,000, provided, further, however, that none of the limitations set
                  --------  -------  -------
forth in the preceding provision apply to any Obligations arising out of fraud or intentional misrepresentations of the Sellers. The indemnification obligations of the Sellers herein shall survive the Closing but shall terminate on the date which is 18 months after the Closing Date;

          (b) Purchaser hereby jointly and severally agree to indemnify and hold the Sellers harmless, from and against any and all Obligations directly or indirectly incurred by Sellers or their respective officers, directors or shareholders arising out of or in connection with (i) the breach of any warranty or the inaccuracy of any representation by the Purchaser contained in this Agreement or in any Exhibit or Schedule hereto or in any agreement, instrument, certificate or other document executed by Purchaser and delivered at Closing,
(ii) any failure by the Purchaser to perform any of the covenants, agreements or obligations under this Agreement or any other agreement or instrument executed and delivered by or on behalf of one or more of the Purchaser pursuant hereto or in connection herewith, and (iii) any and all and matters arising out the operation of the Company or its subsidiaries after Closing; provided, however,
                                                            --------  -------
that in no event shall the Purchaser have any liability with respect to any matters described in this Section 4.11(b) in the aggregate in excess of the $1,150,000 or until the aggregate amount of such liabilities exceeds $100,000; provided, further, however, that
                                             --------  -------  -------
none of the limitations set forth in the preceding provision apply to any Obligations arising out of fraud or intentional misrepresentations of the Purchaser. The indemnification obligations of Purchaser herein shall survive the Closing but shall terminate 18 months after the Closing Date;

          (c) Promptly after Purchaser or Sellers, as the case may be (hereinafter the "Indemnified Party") has received notice of or has knowledge of any claim by any person not a party to this Agreement ("third person") of the commencement of any action or proceeding by a third person, the Indemnified Party shall, if a claim with respect thereto is indemnifiable by the other party pursuant hereto (hereinafter the "Indemnifying Party"), give the Indemnifying Party written notice of such claim or the commencement of such action or proceeding (each, a "Third Party Claim"). Such notice shall state the nature and basis of such claim and, if ascertainable, the amount thereof. In each such case the Indemnified Party agrees to give such notice to the Indemnifying Party promptly; provided, however, that the failure of the Indemnified Party to give
          --------  -------
notice shall not excuse the Indemnifying Party's obligation to indemnify except to the extent the Indemnifying Party has suffered damage or prejudice by reason of the Indemnified Party's failure to give or delay in giving such notice. Provided that the Indemnifying Party shall have acknowledged in writing its obligation to indemnify in respect to such claim, the Indemnifying Party may, at its expense, participate in the defense of such third person claim and no such third person claim shall be settled by the Indemnified Party without the consent of the Indemnifying Party. At any time after notice of any Third Party Claim, the Indemnifying Party may request the Indemnified Party to agree in writing to the payment or compromise of the third person claim (provided such payment or compromise has been previously approved in writing by the third party claimant), whereupon such action shall be deemed agreed to by the Indemnified Party and shall be agreed to in writing by the Indemnified Party unless (i) such settlement would involve a remedy or remedies other than the payment of money damages by the Indemnifying Party and (ii) the Indemnified Party determines that the contest shall be continued, and so notifies the Indemnifying Party in writing within fifteen (15) days of such request from the Indemnifying Party. In the event that the Indemnified Party determines that the contest shall be continued, the Indemnifying Party shall be liable pursuant to this Section 4.11 with respect to such claim only to the extent of the lesser of (A) the amount which the other party to the contested third person claim had agreed to accept in complete payment or compromise as of the time the Indemnifying Party made its request therefor to the Indemnified Party plus reasonable attorneys' fees and expenses incurred to such date with respect to such claim, or (B) such amount for which the Indemnifying Party may be liable with respect to such third person claim by reason of the provisions of this
Section 4.11;

          (d)  If the Indemnified Party shall have any claim pursuant to this
Section 4.11, including but not limited to a claim for damages as the result of the Indemnifying Party's failure to acknowledge its obligation to indemnify, the Indemnified Party shall deliver to the Indemnifying Party written notice explaining the nature and amount of such claim promptly after the Indemnified Party shall know the amount of such claim. The Indemnified Party and the Indemnifying Party shall thereafter attempt in good faith for a period of not less than thirty (30) days to agree upon whether the Indemnified Party is entitled to be indemnified and held harmless under this Section 4.11 and the extent to which it is entitled to be indemnified and held harmless hereunder.
If the parties cannot so agree within said period, the Indemnified Party may thereafter commence litigation in a court of competent jurisdiction for a determination of its claim. Upon resolution of any claim pursuant to this
Section 4.11, whether by agreement between the parties or the rendering of a final judgment in any litigation, the appropriate party under an agreement or the party against which judgment is rendered in litigation shall, within ten
(10) days of such resolution, pay over and deliver to the other party funds in the amount of any claim as resolved, and any fees, including attorneys' fees, incurred by such other party with respect to any such litigation.

          (e) The remedies provided to any Indemnified Party by the provisions of this Section 4.11 shall be the exclusive remedies to which such Indemnified Party is entitled after the Closing Date for any breach or non-compliance of any of the terms of this Agreement.

          4.12 [INTENTIONALLY OMITTED]

          4.13 Effect of Disclosure Schedules.
               ------------------------------

          All statements contained herein and in any Exhibit or Schedule hereto and in any certificate or other agreement, document or instrument delivered by or on behalf of the Sellers pursuant hereto shall be deemed representations and warranties by Sellers hereunder. Sellers shall not be liable or bound in any manner by representations, warranties, covenants, agreements or indemnifications pertaining to the subject matter of this Agreement, whether express or implied, or any other matter whatsoever, which are made or furnished by any agent, employee, Representative or other person representing or purporting to represent Sellers unless and only to the extent that such representations, warranties, covenants, agreements or indemnifications are expressly and specifically set forth in this Agreement or the Exhibits or Schedules hereto or in any certificate or other agreement, document or instrument delivered pursuant to the provisions of this Agreement.

          4.14 Termination.
               -----------

               (a) Manner of Termination. This Agreement may be terminated and the sale and transfer provided for by this Agreement may be abandoned on or before the Closing Date:

                    (1) By mutual agreement of Sellers and Purchaser;

                    (2) By Purchaser, if Purchaser is not then in default under this Agreement and any of the conditions provided for in Section 5.1 of this Agreement have not been met on the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Purchaser to comply with its obligations under this Agreement) and have not been waived by Purchaser in writing;

                    (3) By Sellers, if Sellers are not then in default under this Agreement and any of the conditions of Section 5.2 of this Agreement have not been met on the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Sellers to comply with their obligations under this Agreement) and have not been waived in writing by Sellers;

                    (4) By either party (the "Non-Breaching Party"), if such party is not then in default under this Agreement and all of the conditions of Sections 5.1 and 5.2 of this Agreement have been met and/or waived by Closing and the other party (the "Breaching Party") is unable or unwilling to close;

                    (5) By either Purchaser or Sellers if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before the 30/th/ day after the date hereof or such later date as the parties may agree upon;

                    (6) By Purchaser or Sellers, pursuant to Section 4.3 hereof; or

                    (7) By Purchaser or Sellers, pursuant to Section 1.11 hereof.

               (b) Election to Terminate. Any election to terminate this
                   ---------------------
Agreement under this Section 4.14 shall be exercised in writing by a duly authorized officer of Purchaser and/or Sellers, as the case may be ;

               (c) Effect of Termination. In the event of the termination and
                   ---------------------
abandonment of this Agreement pursuant to the provisions of this Section 4.14, this Agreement shall terminate, except that the provisions of Section 6.2 hereof shall survive the termination hereof. In the event this Agreement is terminated by either party pursuant to Section 4.14(a)(4), such party shall have the right to recover its costs and expenses, from the Breaching Party, and in addition, in the event Purchaser is the Breaching Party, Sellers shall have the right to obtain a release of the Escrow Shares in accordance with the terms of the Stock Escrow Agreement.

          4.15  Other Negotiations.  In order to evidence Sellers' commitment to
                ------------------
the consummation of the transactions contemplated hereby, the Sellers agrees that, between the date hereof and the Closing, Sellers will not directly or indirectly begin or continue any discussions with or consider any proposal from any person or entity other than Purchaser which relates to the sale of all or substantially all of the shares of Company or its subsidiaries, the sale of a substantial portion of the assets of the Company or its subsidiaries, or a merger or other business combination involving the Company or its subsidiaries.

          4.16  Management and Employee Related Matters. Sellers (acting through
                ---------------------------------------
John Koenig) shall have the absolute right to (i) appoint one (1) member of the Board of Directors of the Company and shall be entitled at any time, with or without cause, to remove such member and to designate a successor member of such Board of Directors for so long as Sellers shall in the aggregate own not less than fifty percent (50%) of the Consideration Stock issued to them at Closing, and (ii) for a period of three (3) years from and after the Closing Date, nominate and cause to be appointed by the Board of Directors of the Company the President of the Company and any successor thereto during such period. At the Closing, the Company shall execute and deliver an employment agreement (the "Employment Agreement") with the individual nominated by Sellers to serve as President of the Company on such terms and conditions as shall be mutually agreeable to the Purchaser, the Company, Sellers and such individual. Purchaser agrees to cause its shares of the Company to be voted in such a manner so as to effectuate the agreements set forth in this
Section 4.16.

          4.17 Operating Capital.  (a) For a period of twelve months from and
               -----------------
after the Closing Date, Purchaser shall provide the Company with up to $50,000 of operating capital each month as and if the same shall be reasonably required in order to implement the Business Plan (as such term is hereinafter defined) adopted by the Company.

               (b) Simultaneously with the Closing, Purchaser shall deposit with ___________ (the "Operating Capital Escrow Agent") the sum of $50,000 to be held in escrow (the "Operating Capital Escrow") by the Operating Capital Escrow Agent pursuant to the terms and conditions of an Escrow Agreement substantially in the form attached hereto as Exhibit D (the "Operating Capital Escrow Agreement"),
                        ---------
for use as operating capital as and when needed by the Company. After the Operating Capital Escrow has been exhausted, further payments of operating capital shall be made directly by the Purchaser to the Company as may be required in accordance with paragraph (a) hereof.

                                   ARTICLE V
                        CONDITIONS PRECEDENT TO CLOSING
                        -------------------------------

          5.1  Conditions Precedent to Purchaser's Obligations. The obligations
               -----------------------------------------------
of Purchaser to purchase the Purchased Stock and to consummate the transactions contemplated hereby are subject to and conditioned upon the satisfaction prior to or on the Closing Date of each of the following (unless waived in writing by Purchaser):

               (a) All the terms and conditions of this Agreement to be complied with and performed by the Sellers on or before the Closing Date, including the delivery to Purchaser of all consents, documents and instruments required to be delivered to the Purchaser under the terms of this Agreement, shall have been materially complied with and materially performed;

               (b) All representations and warranties by the Sellers which are contained in this Agreement or in any written document executed and delivered by the Sellers pursuant hereto or in connection herewith shall be true and correct in all material respects when made and, except for representations and warranties which relate to a specific earlier date, at and as of the Closing Date as though such representations and warranties were made at and as of the Closing Date;

               (c) Since the date of this Agreement, there shall not have been any Material Adverse Change;

               (d) Purchaser shall have received a certificate of the Sellers, in form and substance reasonably satisfactory to Purchaser, dated the Closing Date, certifying, in such detail as Purchaser may reasonably request, to the fulfillment of the conditions specified in paragraphs (a), (b) and (c) of this
Section 5.1;

               (e) Purchaser shall have received the stock certificates and stock powers referred to in Section 1.2, in form and substance reasonably satisfactory to Purchaser and its counsel, sufficient to transfer to Purchaser the Purchased Stock as contemplated by this Agreement and the resignations set forth in Section 1.2;


               (f) There shall be no suits, actions, litigation or other legal, administrative, arbitration or other proceedings or governmental investigations pending or, to the knowledge of Purchaser or its counsel, threatened against Purchaser which seek to delay, enjoin or otherwise prohibit the consummation of the transactions contemplated hereby; and there shall not be any statute, rule or regulation enacted or any opinion, order or directive issued which would render Purchaser unable to consummate the transactions contemplated hereby or render such transactions illegal;

               (g) Required Consents shall have been obtained by Sellers or the Purchaser, as applicable, in writing to the reasonable satisfaction of Purchaser before the Closing Date and delivered to Purchaser on or before the Closing Date;

               (h) Sellers shall have obtained and delivered to Purchaser releases in form and substance satisfactory to Purchaser from all lenders, lessors and other persons and entities terminating all mortgages, pledges, liens, charges, restrictions, easements and other encumbrances on the Included Assets, other than Permitted Liens;

               (i) The Stock Escrow Agreement and Operating Capital Escrow Agreement shall have been duly executed and delivered by Sellers and the Escrow Agent;

               (j) Sellers shall have delivered to Purchaser the legal opinion of Seward & Kissel, in the form of Exhibit E hereto;
                                   ---------
               (k) The Purchaser and the Sellers shall have restructured the obligations of the Company to debis Financial Services, Inc. on terms and conditions mutually acceptable to the Purchaser and the Sellers in all respects; and

               (l) The Employment Agreement shall have been duly executed and delivered by Purchaser and the individual referred to in Section 4.16 of this Agreement.

          5.2  Conditions Precedent to Sellers' Obligations. The obligations of
               --------------------------------------------
Sellers to sell the Purchased Stock and to consummate the transactions contemplated hereby are subject to and conditioned upon the performance prior to or at the Closing Date of each of the following (unless waived in writing by Sellers):

               (a) All of the terms and conditions of this Agreement to be complied with and performed by Purchaser on or before the Closing Date, including the payment by the Purchaser to the Sellers of the Purchase Price and the delivery to Sellers of all commitments, stock certificates, documents and instruments referred to in this Agreement, shall have been materially complied with and materially performed;

               (b) All representations and warranties by the Purchaser which are contained in this Agreement or in any written document executed and delivered by the Purchaser pursuant hereto or in connection herewith shall be true and correct in all material respects when made and, except for representations and warranties which relate to a specific earlier date, at and as of the Closing Date as though such representations and warranties were made at and as of the Closing Date;

               (c) Sellers shall have received a certificate of the President and the Secretary of Purchaser, in form and substance reasonably satisfactory to Sellers, dated the Closing Date, certifying, in such detail as Sellers may reasonably request, to the fulfillment of the conditions specified in paragraphs
(a) and (b) of this Section 5.2;

               (d) Sellers shall have received the resolutions of the Board of Directors of Purchaser, certified by the Secretary or an

Assistant Secretary of Purchaser, authorizing the execution, delivery and performance by Purchaser of this Agreement, all agreements, documents and instruments to be executed and delivered by Purchaser pursuant hereto or in connection herewith and the consummation of the transactions contemplated hereby;

               (e) There shall be no suits, actions, litigation or other legal, administrative, arbitration or other proceedings or governmental investigations pending or, to the knowledge of Sellers or its counsel, threatened against Sellers, the Company or its subsidiaries which seek to delay, enjoin or otherwise prohibit the consummation of the transactions contemplated hereby, and there shall not be any statute, rule or regulation enacted or any opinion, order or directive issued which would render Sellers, the Company or its subsidiaries unable to consummate the transactions contemplated hereby or render such transactions illegal;

               (f) All approvals, authorizations, consents, licenses, orders and permits of all governmental agencies and of all other third parties required to be obtained by the Purchaser by reason of this Agreement, shall have been obtained by Purchaser in writing to the satisfaction of Sellers before the Closing Date and delivered to Sellers on or before the Closing Date;

               (g) The Employment Agreement shall have been duly executed and delivered by Purchaser and the individual referred to in Section 4.16 of this Agreement;

               (h) The Sellers shall have received from the Purchaser, at least ten (10) days prior to the Closing Date, a business plan (the "Business Plan") for the operation of the Company's business with a provision for the operating capital to be provided to the Company by the Purchaser, which plan shall (i) be implemented as of the Closing Date, (ii) include a reasonable plan pursuant to which the obligations of the Company and its subsidiaries (other than long term debt) would be satisfied and (iii) be reasonably satisfactory to Sellers;

               (i) The Purchaser and the Sellers shall have restructured the obligations of the Company to debis Financial Services, Inc. on terms and conditions mutually acceptable to the Purchaser and the Sellers in all respects; and

               (j) The Registration Rights Agreement shall have been duly executed and delivered.

                                  ARTICLE VI
                                 MISCELLANEOUS
                                 -------------

          6.1  Entire Understanding; Amendment.  This Agreement, including all
               -------------------------------
Exhibits and Schedules hereto, and the agreements and instruments referenced herein, together with the Confidentiality Agreement, represent the entire understanding of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous negotiations, understandings and agreements, written or oral, among the parties hereto with respect to the subject matter hereof, all of which prior agreements and understandings are hereby rendered null and void. This Agreement may not be amended or modified except by a writing executed by all of the parties hereto.


          6.2  Further Assurances.  Purchaser and the Sellers each agree that
               ------------------
they shall, at any time and from time to time after the Closing Date, upon reasonable request of the other party, do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, such further acts, deeds, assignments, assumptions, transfers, conveyances and assurances as may be reasonably necessary to further effectuate the terms of this Agreement.

          6.3  Binding Effect. This Agreement shall be binding upon and shall
               --------------
inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

          6.4  Assignment. No party hereto shall assign this Agreement to any
               ----------
other person, corporation, partnership or other entity without the prior written consent of the other party except to an Affiliate, subsidiary or successor to all or substantially all of such party's assets provided that in the event of such assignment the assignor shall remain fully liable for the performance of all of its obligations hereunder.

          6.5  Waiver. Subject to the provisions of Sections 5.1 and 5.2
               ------
allowing waiver by one party, no waiver of any provision hereof shall be effective unless set forth by a written instrument signed by all of the parties hereto.

          6.6  Counterparts. This Agreement may be signed in counterparts, each
               ------------
of which shall be considered an original and together they shall constitute one agreement.

          6.7  Section Headings; Exhibits; Schedules. Section headings contained
               -------------------------------------
in this Agreement are for convenience or reference only and shall not be deemed a part of this Agreement. Any reference to Exhibits or Schedules shall signify that such Exhibits or Schedules are incorporated herein by reference.

          6.8  Governing Law. This Agreement shall be governed by and construed
               -------------
in accordance with the laws of the State of New York without regard to its conflict of laws rules.

          6.9  Notices.  All notices, requests, demands and other communications
               -------
hereunder shall be in writing and shall be given to the parties at their respective addresses set forth below and shall be sent by (a) hand delivery, (b) certified mail, return receipt requested, postage prepaid, (c) a recognized overnight delivery service, or (d) telecopy or other means of facsimile.
Notices sent by hand delivery shall be deemed received when delivered to the address and/or person set forth below; notices sent by certified mail shall be deemed received when accepted; notices sent by overnight delivery service shall be deemed received delivered and notices sent by telecopy shall be deemed received upon receipt of confirmation of dispatch.

          (a)  If to Purchaser, to:

                Anthony Cappaze, President
                Lighthouse Landings, Inc.
                P.O. Box 248, Highway 34, Suite 3
                Matawan, New Jersey 07747
                Telecopy No. (732) 566-0102

                with a copy to:

                Kevin M. Kilcullen, Esq.
                Shanley & Fisher, P.C.
                131 Madison Avenue
                Morristown, New Jersey 07962
                Telecopy No. (973) 285-1625

          (b)   If to Sellers, to:

                John Koenig
                311 East Boston Post Road
                Mamaroneck, New York 10543
                Telecopy No. (914) 777-7349
                with a copy to:

                Bruce Paulsen, Esq.
                Seward & Kissel
                One Battery Park Plaza
                New York, N.Y. 10004
                Telecopy No. (212) 480-8421

or to such other address or telecopy number as any party may designate by written notice in the aforesaid manner.

          6.10  Jurisdiction; Service of Process.  Any action or proceeding
                --------------------------------
seeking to enforce any provision of, or based on any right arising out of, this Agreement shall be brought against any of the parties, in the United States District Court for the Southern District of New York, or, if it cannot acquire that jurisdiction and venue, in the courts of the State of New York, County of New York and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein.

          6.11  Expenses. Sellers and Purchaser shall each pay its respective
                --------
expenses, fees and costs incident to the preparation and execution of this Agreement and, except as otherwise expressly provided for herein, each party shall bear its respective expenses or fees involved in the preparation and delivery of all documents, reports and opinions required to be delivered by or on behalf of such party hereunder, whether or not the transactions contemplated hereunder are consummated. Notwithstanding the foregoing, the Purchaser shall at Closing pay the documented legal fees incurred by the Company and the Sellers in the negotiation, execution and closing of this Agreement (including amounts incurred in connection with the negotiation of the letter of intent with respect thereto; in an amount not to exceed $50,000.

          6.13  Interpretation. No provision of this Agreement or any agreement
                --------------
ancillary hereto shall be interpreted or construed against any party because that party or his or its legal representative drafted such provision. Any pronoun used in this Agreement shall be deemed to include singular and plural and masculine, feminine and neuter gender, as the case may be.

          6.14  Certain Definitions.  For purposes of this Agreement, in
                -------------------
addition to the terms defined elsewhere in this Agreement, the following terms have the meanings specified or referred to in this Section 6.15:

          "Affiliate" -- with respect to any specified Person (the "specified person"), any Person directly or indirectly controlling, controlled by or under direct or indirect common control with, the specified person. For the purposes of this definition, the term "control" when used with respect to any specified person means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such specified person, whether through the ownership of voting securities, by contract or otherwise.

          "Business Days" -- shall mean those days other than Saturdays and Sundays on which banks are open for business in the State of New York.

          "Material Adverse Change" - with respect to representations warranties or covenants of Sellers shall mean, from any point of reference in time to the point of determination, any material adverse change in the business, operations, assets or financial condition of the Company or its subsidiaries in each case taken as a whole, or the ability of the Company or its subsidiaries to operate their businesses as operated on the date hereof or as proposed to be operated by Purchaser in all material respects.

          "Material Adverse Change" - with respect to representations, warranties or covenants of the Purchaser shall mean, from any point of reference in time to the point of determination, any material adverse change in the business, operations, assets or financial condition of the Purchaser taken as a whole, or in the ability of the Purchaser to operate its business is operated on the date hereof in all material respects.

          "Material Adverse Effect" with respect to the Purchaser, shall mean any material adverse effect on the business, operations, assets or financial condition of the Purchaser, or the ability of the Purchaser to operate its business as operated on the date hereof in all material respects.

          "Material Adverse Effect" with respect to the Company and its subsidiaries, shall mean any material adverse effect on the business, operations, assets or financial condition of the Company or its subsidiaries, or the ability of the Company or its subsidiaries to operate its business as operated on the date hereof or as proposed to be operated by the Purchaser in all material respects.

          "subsidiaries" shall mean Ferry I, Ferry II and Ferry Services.

          "Net Worth" -- shall mean the combined net worth of the Company and its subsidiaries determined in accordance with GAAP excluding Excluded Liabilities.

          "Person" -- any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or governmental body.

          "Representative" -- with respect to a Person, shall mean such Person's shareholders, officers, directors, agents, employees, or other representatives (including, without limitation, attorneys, accountants, experts, consultants, financial advisors and investment bankers).

          6.15  Effectiveness of this Agreement.  Notwithstanding the execution
                -------------------------------
and delivery of this Agreement and notwithstanding anything contained in this Agreement to the contrary, all of the terms and conditions of this Agreement (other than this Section 6.15) shall be null and void and without force and effect unless and until Purchaser and Sellers shall have agreed to the definitive form of the Exhibits and Schedules to this Agreement and such other agreements as are provided for hereunder in a signed writing; provided, however, that this Section 6.15 shall not be deemed, in and of itself, to impose any obligations on any party to enter into any agreement regarding the definitive form of the Exhibits and Schedules to this Agreement or other agreements as are provided for hereunder.

          IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first above written.


                                          SELLERS:

                                          __________________________
                                          Jack Davis

                                          __________________________
                                          John Koenig

                                          __________________________
                                          Paul Derecktor

                                          PURCHASER:

                                           LIGHTHOUSE LANDINGS, INC.



                                           By:__________________________
                                              Name: Anthony Cappaze
                                              Title: President